Exhibit 99.2

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by Point Asset Management, Inc.

/s/ Thomas J. Nist
Name: Thomas J. Nist Dated: 4/28/2008